For Period ended 05/31/02                                          Series 9 & 11
File Number 811-4019

Sub-Item 77Q1(g):  Exhibits
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The  text  of  the  merger  agreements  and  other  documents  relevent  to  the information sought in sub-item 77M is hereby  incorporated by reference.  Please
refer  to  Form  N-14   (Registrant:   USAA  Investment  Trust)  and  Form  N-14
(Registrant: USAA Mutual Fund, Inc.) as filed with the Securities and Exchange Commission on February 22, 2002 for copies of the text.